INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 28, 2000 appearing in the Form 10-KSB of American Resources and Development Company for the year ended March 31, 2000 and to all references to our firm in this form S-8.

/s/ HJ & Associates, LLC
Salt Lake City, Utah
March 19, 2001